UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

Fennec Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2017, Fennec Pharmaceuticals Inc. (the “Company” or “Fennec”) entered into subscription agreements in connection with a non-brokered private placement (the “Offering”) of 1,900,000 common shares of the Company (the “Shares”) for gross proceeds of US$7,600,000. Each Share was issued at a price of US$4.00 per Share. The Offering was conducted in reliance on Regulation D and Regulation S under the Securities Act of 1933, as amended (the “Act”).

For Canadian securities law purposes, the Shares will be subject to a hold period, which will expire four months from their date of issuance. For United States securities law purposes, the Shares have not been registered under the Act and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Act. It is anticipated that the Company will use the proceeds of the Offering toward the Company’s continued development of Sodium Thiosulfate (STS) for the prevention of platinum-induced ototoxicity in pediatric cancer patients and for other general corporate purposes.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 concerning the Offering and issuance of the Shares is incorporated into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 8, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 8, 2017	Fennec Pharmaceuticals Inc.

	By:	/s/ Rostislav Raykov
Chief Executive Officer

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